===============================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                    OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. __)

Filed by the Registrant  |X|
Filed by a Party other than the Registrant  [ ]
         Check the appropriate box:
         [ ]      Preliminary Proxy Statement
         [ ]      Confidential, For Use of the Commission Only (as permitted by
                  Rule 14a-6(e)(2))
         [ ]      Definitive Proxy Statement
         [X]      Definitive Additional Materials
         | |      Soliciting Material Pursuant to Rule 14a-12

                             Post Properties, Inc.
               (Name of Registrant as Specified in Its Charter)


   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X|   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      (1) Title of each class of securities to which transaction applies:
      (2) Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      (4) Proposed maximum aggregate value of transaction: (5) Total fee paid:
[ ]   Fee paid previously with preliminary materials.
[ ]   Check box if any part of the fee is offset as provided by Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      (1) Amount Previously Paid:
      (2) Form, Schedule or Registration Statement No.:
      (3) Filing Party:
      (4) Date Filed:

                             [POST PROPERTIES LOGO]

For Immediate Release


Contact:   Judith Wilkinson/Nina Covalesky                   PRESS RELEASE
           Joele Frank, Wilkinson Brimmer Katcher
           (212) 355-4449


      Green Street Advisors Recommends That Post Properties Shareholders
                        Vote FOR Post's Board Nominees

 Leading Independent Research Firm Joins ISS in Opposing John Williams' Nominees

ATLANTA, May 16, 2003 - Post Properties, Inc. (NYSE: PPS), an Atlanta-based real estate investment trust, today issued the following statement:

    Green Street Advisors, a leading independent Wall Street research firm specializing in publicly traded real estate companies and REITs, has issued a report that recommends Post Properties shareholders vote for the election of the Board's slate of nominees. Green Street joins Institutional Shareholder Services (ISS), the nation's leading independent proxy voting and corporate governance advisory firm, in endorsing the Board's nominees and opposing John Williams' effort to re-take control of the Company.

    Mr. Williams, in a press release he issued yesterday, cited the Green Street report. Mr. Williams, however, failed to mention the bottom line conclusion of the Green Street report - namely that Green Street is recommending that shareholders vote in favor of the election of the Board's nominees.

Nationwide, Post Properties owns approximately 30,078 apartment homes in 80 communities, including 859 units currently under development.

Certain statements made in this release and other written or oral statements made by or on behalf of the Company may constitute "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and the Company's future performance, as well as management's expectations, beliefs, intentions, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. Important risk factors regarding the Company are included under the caption "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 and may be discussed in subsequent filings with the SEC.

                                      ###